Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A common shares, par value US$0.00001 per share, of Huize Holding Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 11, 2021.

Wande Weirong Limited

By:	/s/ Jun Xiong
Name:	Jun Xiong
Title:	Director

Jiaxing Weirong Investment Management Partnership (Limited Partnership)

By:	/s/ Jun Xiong
Name:	Jun Xiong
Title:	Authorized Signatory

Wanrong Times Asset Management (Xuzhou) Co., Ltd.

By:	/s/ Jun Xiong
Name:	Jun Xiong
Title:	Director

Bejing Wanrong Times Capital Management Co., Ltd.

By:	/s/ Jun Xiong
Name:	Jun Xiong
Title:	Director

Jun Xiong

/s/ Jun Xiong
Name:	Jun Xiong